Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS BY THE ISSUER FOR ANY PURPOSES, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ALL OTHER APPLICABLE JURISDICTIONS OR (2) THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE ISSUER.

CONVERTIBLE PROMISSORY NOTE

Note No. 1
July 30th, 2024.
U.S. $1,100,000.00	Miramar, FL

FOR VALUE RECEIVED, the undersigned AWAYSIS CAPITAL, INC. a Delaware corporation (the “Company”), promises to pay to the order of HARTHORNE CAPITAL INC. AND/OR ASSIGNEE (“Payee”, and Payee and any subsequent permitted holder(s) of this Note being referred to collectively as “Holder”), at Holder’s address set forth below (or by wire transfer to Holder’s wire address set forth below) or at such other place as Holder may designate in writing pursuant to the notice provisions below, the principal sum of One Million One Hundred Thousand Dollars ($1,100,000.00) (the “Principal Amount”), together with accrued and unpaid interest thereon, said principal and interest to be due and payable as stated below.

Interest Rate and Accrual. The Company promises to pay simple interest on the outstanding principal amount of this Note from July 30th, 2024 (“Commencement Date”) until paid in full at the fixed rate of Twelve percent (12.0%) per annum. Interest shall be calculated on a 365-day year basis and shall be due and payable as set forth below.

1. Maturity. Unless this Note has been previously converted in accordance with the terms of Section 6 hereof, all outstanding principal and accrued and unpaid interest on this Note, plus all fees, costs and expenses then due under this Note, become fully due and payable upon July 30, 2025, the “Maturity Date”).

2. Payments. No principal amount of this Note or any accrued interest on the principal balance of this Note is due or payable until the Maturity Date. In the event any payment due hereunder falls on a date that is not a Business Day, the date for such payment shall be the next Business day following the scheduled date for such payment. After the Maturity Date or due date of this Convertible Note, through acceleration or otherwise, interest will accrue on the principal balance remaining unpaid at the highest lawful rate until paid. All amounts payable hereunder shall be made for the account of the Holder at the address referred to in Section 14 of this Note.

3. Prepayment. The Company may prepay any part or all of any amount payable under this Note, including principal or interest or both, at any time or times without any premium or penalty whatsoever. Any and all prepayments shall be applied first to the repayment of any accrued and unpaid interest hereunder, and then to principal outstanding hereunder.

4. Maximum Rate of Interest. If, at any time, the rate or amount of interest or any other charge payable under this Convertible Note should exceed the maximum rate or amount permitted by applicable law, then for such time as such rate or amount would be excessive, its application shall be suspended and there shall be charged instead the maximum rate or amount permitted under such law, and any excess interest or other charge paid by the Company or collected by the Holder shall be refunded to the Company or credited against the principal amount of this Convertible Note, at the election of Holder or as required by applicable law.

5. Conversion of Note.

(a) Conversion Rights.

(i) Optional Conversion Rights. The outstanding principal balance of this Note shall be convertible, in whole or in part, at the option of the Holder at any time prior to the Maturity Date, into shares of common stock, par value $.01 per share, of the Company (“Common Stock”), at the Conversion Price of $.30 per share, (the “Optional Conversion Right) The date that the Optional Conversion Right first becomes available to the Holder is referred to herein as “Determination Date.”] To the extent that the Holder decides to exercise his or her Optional Conversion Right, then any unpaid interest on this Note shall be converted into Common Stock of Awaysis Capital, Inc. on the same terms as the principal of the Note.

(b) Exercise of Optional Conversion Right. The Optional Conversion Right may be exercised by the Holder, in whole but not in part, at any time, and from time to time after the Determination Date and prior to the Maturity Date, by the surrender and presentment of this Note accompanied by a duly executed Notice of Exercise in the form attached hereto (the “Exercise Notice”), presented to the Company, at its principal office or at such other place as the Company may designate by notice in writing to the Holder.

(c) Issuance of Certificates. As soon as practicable after full or partial conversion of this Convertible Note, the Company at its expense (including, without limitation, the payment by it of all taxes and governmental charges applicable to such conversion and issuance of Common Stock) shall cause to be issued to the Holder a certificate representing the total number of shares of Common Stock of Awaysis Capital, Inc. for which this Convertible Note is being converted (the “Conversion Shares”). This Convertible Note shall be deemed to have been converted, and the Conversion Shares acquired thereby shall be deemed issued, and the Holder shall be deemed to have become holders of record of such Conversion Shares, for all purposes, as of the close of business on the date that this Convertible Note and the duly executed and completed Conversion Notice, has been presented and surrendered to the Company in accordance with the provisions of Section 5(b) hereof, notwithstanding that the transfer books of the Company may then be closed.

(d) Definitions. For purposes of this Note:

(i) The “Conversion Price” shall be equal to the quotient of the Principal Amount and all accrued plus unpaid interest under this Note as of the date of such calculation divided by $.30.

(ii) The term “Sale of the Company” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (B) any transaction or series of related transactions to which the Company is a party and in which in excess of 50% of the Company’s voting power is transferred to an unrelated third party in such transaction or related transactions; provided, however, that a Sale of the Company shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (C) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

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(e) Per Share Value Adjustments. If the Company, at any time while this Note is outstanding: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(f) Prior Notice of a Sale of the Company. Notwithstanding any provision of this Note to the contrary, in the event that the Company consummates a Sale of the Company prior to the conversion or repayment in full of this Note, the Company will give the Holder at least five days prior written notice of the anticipated closing date of such Sale of the Company.

6. Expenses and Collection Costs. In the event of any failure of the Company to pay all amounts due upon a demand made pursuant to Section 2 of this Note, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

7. Subordination. The repayment of this Note is subordinated to the repayment and performance of all amounts owed by the Company under any Senior Indebtedness (as defined below). Upon written notice by the Company to the Holder, after the occurrence and during the continuation of any “event of default” or similar term (after the lapse or expiration of all applicable notice and cure periods) as set forth in any Senior Indebtedness (a “Senior Default”), no payment on this Note shall be made by the Company and any amounts received by the Holder following such delivery of written notice of such event of default as payments of amounts due under this Note shall be turned over to the agent or representative under such Senior Indebtedness, to be applied to the payment of amounts due under such Senior Indebtedness. As used herein, “Senior Indebtedness” shall mean any indebtedness of the Company, as borrower, for borrowed money from an unrelated third-party lender on arm’s length terms, and any refinancing thereof, that by its terms is senior in payment and priority to this Note. The Company agrees to use commercially reasonable efforts to promptly cure any Senior Default.

8. Default. Each of the following shall constitute an “Event of Default” pursuant to this Note: (a) a failure of the Company to make any payment of principal or interest or any other amount under this Note when and as due, which failure is not cured within five (5) days after written notice thereof is received by the Company from Holder; (b) the commencement of a voluntary proceeding under any law or statute of any jurisdiction relating to bankruptcy, insolvency, reorganization, dissolution, liquidation or debtor relief, whether now or hereafter in effect, including, without limitation, the filing of a petition under any chapter of the U.S. Bankruptcy Code, as amended, by the Company; (c) the filing of a proceeding for the appointment of a receiver, custodian, trustee, liquidator or similar official for Company or all or substantially all of the Company’s property and assets or consenting to the appointment of same; (d) the filing of an involuntary petition for relief under the U.S. Bankruptcy Code against the Company; (e) the issuance of a levy or writ of execution, attachment or garnishment against all or substantially all of the properties and assets of the Company; and (f) the dissolution, liquidation, termination or other permanent cessation of business of the Company, or the commencement of any proceedings or the taking of any action to effect any of the foregoing; and, in the cases of clauses 8(d) through 8(f) above, the failure of any such action, petition or proceeding to be stayed, suspended, cancelled or dismissed within sixty (60) days.

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9. Remedies. If any Event of Default as provided above should occur, all unpaid principal hereunder and all accrued but unpaid interest thereon may, at the option of Holder by written notice delivered to the Company (provided that upon an Event of Default described in clauses 8(b) through 8(f) above and all obligations hereunder shall, without notice or demand) be accelerated and be immediately due and payable, and Holder shall have and be entitled to exercise, from time to time, all the rights and remedies available to it under applicable law and as set forth herein. All of Holder’s rights and remedies shall be cumulative, and any failure of Holder to exercise any such right or remedy shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any time and from time to time thereafter. Holder may, in its sole and absolute discretion, waive any Event of Default only in writing signed by Holder.

10. Unsecured Obligation. This Note is not secured by any liens or security interests in, on or covering any assets of the Company.

11. No Presentment. The Company, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives any right to be released by reason of any extension of time or change in the terms of payment.

12. Cancellation. After all unpaid principal and interest owed on this Note has been indefeasibly paid in full and/or converted into Conversion Shares pursuant to 5(b) hereof, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

13. Notices. Any notice or other communications to be given or that may be given pursuant to this Note shall be deemed to have been given: (x) three (3) calendar days after the deposit of such notice or communication in the United States Mail, registered or certified, return receipt requested, with proper postage affixed thereto; (y) on the first Business Day after depositing such notice of communication with Federal Express, Express Mail, or other expedited mail or package delivery service guaranteeing delivery no later than the next Business Day if next Business Day delivery service has been requested and paid for (or on such subsequent Business Day as such delivery service has been requested, guaranteed and paid for); or (z) upon delivery if hand delivered or telecopied to the appropriate address and person as provided or to the person to whose attention the notice is to be given to the other parties in the manner hereinabove provided; provided, however, that any notice changing Holder’s address or wire address shall be effective only upon receipt by the Company.

14. Governing Law.

(a) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

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(b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereunder shall be brought solely in the courts of the State of Florida located in Broward County, Florida or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida AND EACH OF THE PARTIES HERETO HEREBY (i) CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO THE VENUE OR THE CONVENIENCE OF FORUM OF ANY SUCH COURTS AND (ii) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OR REFERRED TO IN SECTION 13, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING.

15. Modification; Waiver. No amendment, modification, forbearance or waiver of any provision of this Note, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Holder and the Company.

16. Assignment. Neither the Company nor the Holder may assign or transfer this Note without the prior written consent of the other party (not to be unreasonably withheld) provided that, in no event shall this Note or any interest herein be transferable, in whole or in part, to any person or entity under circumstances that would be reasonably likely to violate or trigger a consent or other approval requirement under applicable laws, including but not limited to U.S. securities laws, the Foreign Corrupt Practices Act, FINSA, laws restricting money transfers and payments to persons or entities located in certain restricted countries, foreign nationals identified on any restricted list, and associated regulations as in existence at the time, and the laws and regulations of any other country. Any such written notice shall set forth in reasonable detail the identity of the new Holder(s) and the terms of transfer of this Note (including a release by the applicable Holder of any right to receive any payments hereunder) and the Company shall be obligated to register the transfer of this Note and make payments to any Holder hereunder only if the Company determines such transfer or payment is not restricted or prohibited by any such laws (and the due date of any such payment shall be extended by the length of time that any such legal restriction or prohibition exists). This Note shall inure to the benefit of Holder, its successors and assigns, and to any person to whom Holder may grant an interest in any of the indebtedness evidenced hereby in compliance with the foregoing restrictions and shall be binding upon the Company and its successors and assigns. No person or entity not a direct party hereto shall be entitled to enforce any rights or obligations hereunder as a third-party beneficiary or otherwise.

17. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Time of Essence. Time is of the essence of the payment and performance of this Note.

19. Entire Agreement. This Note and other agreements and documents referenced herein and therein constitutes the entire understanding between the parties with respect to the subject matter hereof, and all prior promissory notes and all prior or contemporaneous written and oral agreements, understandings, representations and statements with respect thereto are merged into, and replaced and superseded by, this Note.

20. Miscellaneous. The Company and Holder have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note. No delay by Holder in enforcing its rights hereunder or otherwise, shall prejudice Holder’s rights to enforce this Note. Neither Party to this Note will be liable to the other for any failure or delay in performance under this Note due to circumstances beyond its reasonable control including, without limitation, Acts of God, labor disruption, war, terrorist threat or government action, or lack of availability of wire transfer systems or other international or national systems; provided, that if either party is unable to perform its obligations under this Note for one of these reasons it shall give prompt written notice thereof to the other party and the time for performance, if any, shall be deemed to be extended for a period equal to the duration of the conditions preventing performance.

21. Agreement by Holder. By its acceptance of this Note, Holder agrees to be bound by the terms hereof.

22. Documentary Stamp Taxes. All required documentary stamp taxes due in connection with this Note have been paid.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

COMPANY:

AWAYSIS CAPITAL INC.
a Delaware corporation

By:	/s/ Andrew Trumbach
Name:	Andrew Trumbach
Title:	Co-CEO & CFO

HOLDER:

ACKNOWLEDGED AND ACCEPTED:

By:	/s/ Andrew Trumbach
Name:	HARTHORNE CAPITAL INC.

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE NO. 1 OF AWAYSIS CAPITAL INC.]

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